Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Vaxart, Inc.:

We consent to the use of our report dated February 6, 2019, with respect to the consolidated balance sheet of Vaxart, Inc. as of December 31, 2018, the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2018, and the related notes, incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California
June 18, 2021